EXHIBIT 99.1
For Immediate Release
January 17, 2024
Carlyle Secured Lending, Inc. Schedules Fourth Quarter and Full Year 2023 Financial Results and
Investor Conference Call
New York – Carlyle Secured Lending, Inc. (“Carlyle Secured Lending”) (NASDAQ: CGBD) will host a conference call at 10:00 a.m. EST on Tuesday, February 27, 2024 to announce its fourth quarter and full year 2023 financial results. A news release containing the quarterly results will be issued after market close on Monday, February 26, 2024.
The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website at carlylesecuredlending.com and will also be available on the website soon after the call’s completion.
About Carlyle Secured Lending, Inc.
Carlyle Secured Lending, Inc is publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle.
Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $382 billion of assets under management as of September 30, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,200 people in 28 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle.
Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco Ashton
+1-212-813-4928	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.ashton@carlyle.com